EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LEXINGTON PRECISION EXTENDS CONSENT SOLICITATION

NEW YORK, January 27, 2000 - Lexington Precision Corporation announced today that it has extended the expiration of its consent solicitation with respect to its 12 3/4% Senior Subordinated Notes due February 1, 2000, to 5:00 p.m., New York City time, on January 31, 2000, unless further extended.

Lexington Precision Corporation manufactures precision rubber and metal components, which are used primarily by manufacturers of automobiles, automotive replacement parts, medical devices, and industrial equipment.

Contact:  Warren Delano  (212) 319-4657

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